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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: January 30, 2001
                       (Date of earliest event reported)


                                Prandium, Inc.
                                --------------
            (Exact name of Registrant as specified in its charter)


    Delaware                           33-14051                 33-0197361
    --------                           --------                 ----------
(State of Incorporation)        (Commission File No.)         (IRS Employer
                                                            Identification No.)



              18831 Von Karman Avenue, Irvine, California  92612
              ---------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (949) 757-7900
                                --------------
             (Registrant's telephone number, including area code)


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5.   Other Events

     On January 30, 2001, the Registrant announced that it had elected to delay payment of the interest due February 1, 2001 on the Registrant's 9 3/4% Senior Notes due 2002 and 10 7/8% Senior Subordinated Discount Notes due 2004 (collectively, the "Prandium Notes"). Under the terms of the Prandium Notes, the Registrant's failure to pay interest when due is a default, which becomes an Event of Default unless cured within 30 days (which will elapse on March 3, 2001).

     The Registrant also announced that FRI-MRD Corporation ("FRI"), a wholly-owned subsidiary of the Registrant, has elected to delay payment of the interest due January 31, 2001 on FRI's 15% Senior Discount Notes due January 24, 2002 and FRI's 14% Senior Secured Discount Notes due January 24, 2002 (collectively, the "FRI Notes"). Under the terms of the FRI Notes, FRI's failure to pay interest when due is a default, which becomes an Event of Default unless cured within 10 business days (which will elapse on February 15, 2001).

     The Registrant also announced that it is seeking to determine an acceptable capital restructuring for Prandium and its subsidiaries. There can be no assurances that the Registrant will be able to successfully resolve its capital structure.

     A copy of the press release with respect to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits
     --------

Exhibit   Description
-------   ----------------------------------------------------------------------


 99.1     Press Release issued by Prandium, Inc. on January 30, 2001.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

     Dated: February 5, 2001

                                        PRANDIUM, INC.



                                        By:  /s/ Robert T. Trebing, Jr.
                                        ----------------------------------------
                                        Name:     Robert T. Trebing, Jr.
                                        Title:    Executive Vice President and
                                                  Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit   Description
-------   -----------

 99.1     Press Release issued by Prandium, Inc. on January 30, 2001.